Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of OÜ XData Group on Form 4(No.333-285858) of our report dated February 17, 2026 with respect to our audits of the financial statements of OÜ XData Group as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York
March 26, 2026